EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

                            DATED AS OF APRIL 7, 2006

                                  BY AND AMONG

                          FUN TECHNOLOGIES CORPORATION,

                             FUN TECHNOLOGIES INC.,

                              FANTASY SPORTS, INC.

                                       AND

                            SILVERSTAR HOLDINGS, LTD.


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ARTICLE I CERTAIN DEFINITIONS.....................................................................................1

      1.1         Defined Terms...................................................................................1

      1.2         Construction....................................................................................5

ARTICLE II PURCHASE AND SALE OF ASSETS............................................................................5

      2.1         Transferred Assets..............................................................................5

      2.2         Excluded Assets.................................................................................7

      2.3         Assumed Liabilities.............................................................................8

      2.4         Excluded Liabilities............................................................................8

      2.5         Allocation......................................................................................8

ARTICLE III PURCHASE PRICE AND CLOSING............................................................................9

      3.1         Purchase and Sale...............................................................................9

      3.2         Purchase Price..................................................................................9

      3.3         Closing.........................................................................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT....................................................9

      4.1         Authority......................................................................................10

      4.2         Corporate Existence of Seller..................................................................10

      4.3         Valid Transfer.................................................................................10

      4.4         No Conflicts...................................................................................10

      4.5         Governmental Approvals and Filings and Third Party Consents....................................10

      4.6         Financial Statements and Condition; Absence of Changes.........................................11

      4.7         Taxes..........................................................................................13

      4.8         Legal Proceedings..............................................................................14

      4.9         Compliance With Laws and Orders................................................................14
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      4.10        Restrictions on Business Activities............................................................14

      4.11        Employees......................................................................................14

      4.12        Seller Employee Benefit Plans..................................................................15

      4.13        Real Property..................................................................................15

      4.14        Title to Property and Assets...................................................................15

      4.15        Subsidiaries; Shareholders.....................................................................16

      4.16        Intellectual Property Rights...................................................................16

      4.17        Privacy Policies...............................................................................19

      4.18        Contracts......................................................................................19

      4.19        Permits and/or Approvals.......................................................................21

      4.20        Affiliate Transactions.........................................................................21

      4.21        Complete Copies of Materials...................................................................21

      4.22        Accounts Receivable; Inventory.................................................................21

      4.23        Customers and Suppliers........................................................................22

      4.24        Insurance......................................................................................22

      4.25        Brokers; Finders...............................................................................22

      4.26        Questionable Payments..........................................................................22

      4.27        Diligent Inquiry...............................................................................23

      4.28        Accounts Payable...............................................................................23

      4.29        Disclosure.....................................................................................23

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................23

      5.1         Corporate Existence of Purchaser...............................................................23

      5.2         Authority......................................................................................23

      5.3         No Conflicts...................................................................................23
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      5.4         Governmental Approvals and Filings and Third Party Consents....................................24

      5.5         Legal Proceedings..............................................................................24

      5.6         Purchaser Shares...............................................................................24

      5.7         Financing......................................................................................24

      5.8         No Business Activities.........................................................................24

      5.9         Disclosure.....................................................................................24

ARTICLE VI COVENANTS 25

      6.1         Proper Liquidation.............................................................................25

      6.2         Confidentiality................................................................................25

      6.3         Employees......................................................................................25

      6.4         Publicity......................................................................................26

      6.5         Power of Attorney..............................................................................26

      6.6         Further Assurances; Post-Closing Cooperation...................................................26

      6.7         Non-Competition and Non-Solicitation...........................................................26

      6.8         Tax Covenants..................................................................................27

      6.9         Bulk Sales Laws................................................................................27

      6.10        Fantasy Cup Auto Racing Lien...................................................................27

ARTICLE VII CONDITIONS TO OBLIGATIONS OF THE PARTIES.............................................................28

      7.1         Obligations of the Parties.....................................................................28

      7.2         Obligations of Purchaser.......................................................................28

      7.3         Obligations of Seller..........................................................................29

ARTICLE VIII INDEMNIFICATION.....................................................................................30

      8.1         Survival of Representations and Warranties; Indemnification Period.............................30

      8.2         Indemnification................................................................................31
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      8.3         Limitation of Liability........................................................................31

      8.4         Indemnification Procedures.....................................................................31

      8.5         Purchase Price Adjustment for Tax Purposes.....................................................32

ARTICLE IX TAX MATTERS...........................................................................................32

      9.1         Transfer Taxes.................................................................................32

ARTICLE X MISCELLANEOUS..........................................................................................32

      10.1        Notices........................................................................................32

      10.2        Arbitration....................................................................................34

      10.3        Entire Agreement...............................................................................34

      10.4        Expenses.......................................................................................34

      10.5        Waiver.........................................................................................34

      10.6        Amendment......................................................................................34

      10.7        No Third Party Beneficiary.....................................................................35

      10.8        No Assignment; Binding Effect..................................................................35

      10.9        Invalid Provisions.............................................................................35

      10.10       Governing Law..................................................................................35

      10.11       Counterparts; Facsimile........................................................................35
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SCHEDULES AND EXHIBITS:

Schedule A           Schedule of Assets and Liabilities

Exhibit A            Disclosure Schedule

Exhibit B            Assignment and Bill of Sale

Exhibit C            Intellectual Property Assignment

Exhibit D            Employment Agreements

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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT, dated as of April 7, 2006 (the "EFFECTIVE DATE"), is made and entered into by and among FUN Technologies Corporation, a Delaware corporation ("PURCHASER"), FUN Technologies Inc., a company organized under the laws of Canada and the ultimate parent of Purchaser ("FUN"), Fantasy Sports, Inc., a Delaware corporation ("SELLER"), and Silverstar Holdings, Ltd., a company organized under the laws of Bermuda and the parent company of Seller ("PARENT").

                                    RECITALS

         WHEREAS, Seller desires to sell, assign and transfer to Purchaser, and Purchaser desires to acquire from Seller, substantially all of Seller's assets, properties and rights on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:


         "ACTION"  or   "PROCEEDING"   means  any  action,   suit,   proceeding,
arbitration or Governmental or Regulatory Authority investigation.

         "AFFILIATE" means any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

         "AGREEMENT"  means  this  Asset  Purchase  Agreement,   as  amended  in
accordance with the terms hereof.

         "ALLOCATION SCHEDULE" has the meaning assigned in Section 2.5.

         "ASSUMED LIABILITIES" has the meaning assigned in Section 2.3.

         "BALANCE SHEET" has the meaning assigned in Section 4.6(a).

         "BUSINESS" shall mean the sale of those fantasy sports games and gaming services currently offered or being developed by Seller for use over the internet and playable on multiple devices, such as mobile phones, PDAs, computers and laptop computers.

         "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of Delaware.

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         "CHARTER DOCUMENTS" has the meaning assigned in Section 4.2.

         "CLAIM" means any Third Party Claim or any claim not involving a Third Party.

         "CLOSING" has the meaning assigned in Section 3.3.

         "CLOSING DATE" has the meaning assigned in Section 3.3.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "COMPANY GROUP EMPLOYEES" has the meaning assigned in Section 6.7(b).

         "COMPETES" has the meaning assigned in Section 6.7(a).

         "COMBINED SOFTWARE" has the meaning assigned in Section 4.16(a)(xxi).

         "CONTRACT" means any written or oral contract, agreement or understanding between two or more parties, including, but not limited to, any right, title and interest in all instruments, leases, licenses, purchase orders, sales orders, commitments and other agreements.

         "DISCLOSURE  SCHEDULE"  has the  meaning  assigned  in the  forepart of
ARTICLE IV.

         "DOLLAR" or "DOLLAR" or "$" shall each refer to a United States dollar.

         "EFFECTIVE DATE" has the meaning assigned in the first paragraph of this Agreement.

         "ENCUMBRANCE" means any mortgage, pledge, encumbrance, assessment, security interest, lease, lien, adverse claim, levy, charge, option, right of first refusal, restriction of any kind, or any conditional sale contract, title retention contract or other Contract to give any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "EXCLUDED ASSETS" has the meaning assigned in Section 2.2.

         "EXCLUDED LIABILITIES" has the meaning assigned in Section 2.4.

         "FINANCIAL STATEMENT DATE" means March 31, 2006.

         "FINANCIAL STATEMENTS" has the meaning assigned in Section 4.6(a).

         "FUN" has the meaning assigned in the first paragraph of this Agreement.

         "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

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         "GOVERNMENTAL  OR  REGULATORY  AUTHORITY"  means any  court,  tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         "INTELLECTUAL PROPERTY" has the meaning assigned in Section 2.1(a).

         "IRS" means the United States Internal Revenue Service.

         "KNOWLEDGE OF SELLER" means the actual knowledge of Parent, any officer, manager, employee or agent of Seller as well as such knowledge as any such Person could have had if they had made diligent inquiry into the matter.

         "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, asserted, unasserted, fixed or otherwise, or whether due or that may become due). Liabilities shall include, among other things, accounts payable, accrued liabilities, long-term debt, other liabilities, revolving credit line loan and deferred revenue.

         "LOSS" or "LOSSES" means any and all damages, diminution in value, fines, penalties, deficiencies, losses, judgments, costs and expenses (including interest, court costs, fees of attorneys, accountants and other experts) with respect to any breach, Claim, default or assessment.

         "MATERIAL" means having a value or economic impact totaling greater than $5,000 in the aggregate.

          "MATERIAL ADVERSE EFFECT" with respect to (i) Seller and Purchaser means a material adverse effect on the Transferred Assets, financial condition, operations or results of operations of such Person and any subsidiaries of such Person taken as a whole and (ii) any Person, other than Seller and Purchaser, means a material adverse effect on the business, financial condition, assets, properties, operations or results of operations of such Person and any subsidiaries of such Person taken as a whole.

         "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "PARENT" has the meaning assigned in the first paragraph of this Agreement.

         "PERMITS AND/OR APPROVALS" means all permits, licenses, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

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         "PERSON" means any individual, corporation, partnership, joint venture,
association,   joint-stock  company,  trust,  unincorporated  organization,  any foreign, federal, state, local or other Governmental or Regulatory Authority or other entity.

         "PUBLIC SOFTWARE" has the meaning assigned in Section 4.16(a)(xxi).

         "PURCHASE PRICE" has the meaning assigned in Section 3.2.

         "PURCHASER" has the meaning assigned in the first paragraph of this Agreement.

         "PURCHASER  INDEMNIFIED  PARTIES"  has the meaning  assigned in Section
8.2.

         "PURCHASER LOSSES" has the meaning assigned in Section 8.2.

         "RESTRICTED TRANSFERRED CONTRACT" has the meaning assigned in Section 2.3(a).

         "SEC" means the U. S. Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "SELLER" has the meaning assigned in the first paragraph of this Agreement.

         "SELLER EMPLOYEE PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, acquisition, option, membership interest ownership, appreciation rights, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, funded or unfunded, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA established by Seller or any predecessor or ERISA affiliate of any of the foregoing which Seller maintains, or to which Seller contributes or has contributed or under which any employee, officer, former employee or manager of Seller or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

         "SELLER INTELLECTUAL PROPERTY" means any and all Intellectual Property, both registered and unregistered, in any jurisdiction worldwide, that is owned in whole or in part by or is subject to any agreement or other obligation to assign or transfer ownership in whole or in part to or exclusively licensed to Seller, and expressly includes the Intellectual Property identified by Section
4.16 of the Disclosure Schedule, and also includes all other tangible and intangible information or material that is used or currently proposed to be used in the business of Seller as currently conducted or as currently proposed to be conducted.

         "TAX RETURNS" means any returns, declarations, reports, and claims for refund, or information returns or statements relating to Taxes, including any schedules or attachments thereto, and including any amendments thereof.

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         "TAXES"  means any  federal,  state,  county,  local or foreign  taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by a governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability.

         "THIRD PARTY" means any Person not an Affiliate of the other referenced Person or Persons.

         "THIRD-PARTY CLAIM" has the meaning assigned in Section 8.4(a).

         "THRESHOLD" has the meaning assigned in Section 8.3.

         "TRANSFER TAXES" has the meaning assigned in Section 9.1.

         "TRANSFERRED ASSETS" has the meaning assigned in Section 2.1.

         "TRANSFERRED CONTRACTS" has the meaning assigned in Section 2.1(b).

         1.2 Construction. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the phrase "ordinary course of business" refers to the business of Seller; (vi) whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation;"
(vii) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified; (viii) all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP; and (ix) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereby acknowledge and agree that the drafting of this Agreement has been a collaborative effort and that no party shall be deemed to be the sole or primary drafter. Any rule or provision of law which provides that a contract or agreement is to be construed against the author of the contract or agreement shall not apply to this Agreement or the documents attached hereto as exhibits or schedules hereto or thereto.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

         2.1 Transferred Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall acquire from Seller, all assets, properties and rights of Seller of every kind, nature and description, real, personal or mixed, tangible or intangible, known or unknown,

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wherever located, other than the Excluded Assets, as the same shall exist at the
Closing (collectively, the "TRANSFERRED ASSETS"), free and clear of any Encumbrance. The Transferred Assets include, without limitation, all of Seller's rights, title and interest to the following:

            (a) patents,  trademarks,  trade names,  service  marks,  copyrights
(including moral rights), and any applications therefor, know-how, show-how, trade secrets, works of authorship, ideas, procedures, processes, systems, methods, concepts, principles, discoveries, inventions, art, machines, manufactures, compositions of matter, materials, improvements, formulas, patterns, devices, compilations, information, lists (including customer and supplier lists), articles, codes, matters, programs, techniques, apparatus, algorithms, designs, circuitry, hardware, firmware, software (computer software programs and applications, in both source code and object code form), net lists, schematics, diagrams, technology, inventory, products, networks, data, plans (including financial, business, marketing, technical and product plans), libraries, media, pictorial works, graphic works, audiovisual works, computer interfaces (including programming interfaces), computer languages, computer protocols, development tools, and tangible or intangible proprietary rights or information or material associated with or used in connection with the Business, irrespective of whether patentable, including those set forth in Section 2.1(a) of Schedule A (collectively, the "INTELLECTUAL PROPERTY"). Without limiting the generality of the foregoing, Intellectual Property shall include all of the foregoing with respect to (a) the name and variations thereof and all other trade names of Seller; and (b) all rights to the Intellectual Property produced or developed by employees and/or consultants of Seller that are owned by Seller on the Closing Date;

            (b) all Contracts of Seller entered into by Seller in the operation of the Business that are listed in Section 2.1(b) of Schedule A (collectively, the "TRANSFERRED CONTRACTS");

            (c) all personal property used in the operation of the Business, including those items listed in Section 2.1(c) of Schedule A;

            (d)   all   franchises,   consents,   marketing   rights,   permits,
authorizations,   approvals  and  other  licenses   issued  by  governmental  or
regulatory bodies held by Seller in the operation of the Business;

            (e) all of the Business's rights to income,  royalties,  damages and payments due at or after Closing and all other rights with respect thereto (including rights to damages and payments for past, present or future infringements or misappropriations of any Intellectual Property);

            (f) all causes of action, demands, judgments, claims (including insurance claims), indemnity rights or other rights in which, in connection with or with respect to the Business, Seller is a claimant;

            (g) all books and  records of Seller  used in the  operation  of the
Business relating to the Transferred Assets, including correspondence, production records, accounting records, property records, mailing lists, customer and vendor lists, Intellectual Property prosecution files and regulatory files (including master files);

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            (h)  all  of the  Seller's  cash  and  cash  equivalents  (including marketable securities and short-term investments);

            (i) all prepayments made by Seller in the operation of the Business;

            (j) all of the Business's accounts receivable and any other debts owing to Seller on the Closing Date, all of the Business's prepaid expenses in Seller's possession, all of the Business's advances and deposits (including security deposits) in Seller's possession, all of the Business's payments in transit to Seller, including accounts receivable for which checks have been received by Seller for deposit prior to the Closing Date and credit card payments made prior to the Closing Date but not credited to Seller's account prior to the Closing Date;

            (k) all interest in and to all telephone, telex and telephone facsimile numbers, domain names and other directory listings used in the operation of the Business; and

            (l) the items listed in Section 2.1(l) of Schedule A (although this does not constitute an exhaustive list of the Transferred Assets of the type described therein).

         2.2 Excluded Assets. Notwithstanding the provisions of Section 2.1 above, the Transferred Assets do not include, and Seller does not hereby transfer to Purchaser any of the following assets (hereinafter the "EXCLUDED ASSETS"):

            (a) Contracts set forth on Section 2.2(a) of Schedule A;

            (b) the consideration delivered by Purchaser to Seller pursuant to this Agreement and all rights of Seller under this Agreement;

            (c) Seller's employee benefit agreements, plans (including option plans) or arrangements and any assets thereof, except as set forth in Section 2.1(l);

            (d) Seller's income tax and franchise tax returns and tax records;

            (e) any books, records or other information related solely and exclusively to the Excluded Assets;

            (f) all policies of insurance and fidelity, surety or similar bonds and the coverages afforded thereby of Seller and any and all claims or rights thereunder, other than those that would be included in Section 2.1(f) hereof;

            (g) any refunds or credits of Taxes (including any interest thereon) attributable to periods or portions of periods ending prior to the Closing Date, or arising from, relating to or involving any Excluded Liability;

            (h) the minute books, stock books, corporate seals and other corporate records of Seller relating to its organization and existence;

            (i) the other assets, property or rights set forth in Section 2.2(i) of Schedule A; and

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            (j) due from Strategy First (intercompany loan).

         2.3 Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume the following limited and specified liabilities and obligations of Seller (collectively, the "ASSUMED LIABILITIES"):

            (a) any liability or obligation of any nature of Seller or Claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, direct or indirect, fixed or contingent, known or unknown, arising out of acts or occurrences after the date hereof under the Transferred Contracts to the extent (but only to the extent) each of such liabilities or obligations arise after the time of Closing provided that if any Transferred Contract requires the consent of a Third Party in order to be assigned (a "RESTRICTED TRANSFERRED CONTRACT"), such Restricted Transferred Contract shall not be deemed assigned and it shall not constitute an Assumed Liability unless and until such time as the Third Party consents in writing to the assignment hereunder and Purchaser agrees in writing to assume such Restricted Transferred Contract; and

            (b) to pay only the amounts set forth in Section 2.3(b) of Schedule A to the parties listed thereon, but no other obligations with respect to the parties set forth thereon unless otherwise expressly set forth in Section 2.3(a) above, provided that Purchaser does not assume the obligations to pay the amounts set forth in Section 2.3(b) of Schedule A with respect to any Restricted Transferred Contract until such time as the Third Party consents in writing to the assignment hereunder and Purchaser agrees in writing to assume such Restricted Transferred Contract.

         2.4 Excluded Liabilities. Except as specified in Section 2.3, Purchaser shall not, by the execution, delivery and performance of this Agreement or otherwise, assume or otherwise be responsible for any liability or obligation of any nature of Seller, or Claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, direct or indirect, fixed or contingent, known or unknown, whether arising out of acts or occurrences prior to or on the date hereof (the "EXCLUDED LIABILITIES"). Without limiting the generality of the foregoing, Seller shall remain liable for all liabilities and obligations with respect to (i) the Transferred Contracts except as set forth in Section 2.3(a) and Section 2.3(b) and (ii) the Contracts listed in Section 2.2(a) to Schedule
A. To the extent a Contract is not listed in Section 2.1(b) or Section 2.2(a) of Schedule A, such Contract shall not be an Assumed Liability unless Purchaser executes a separate assumption agreement specifically assuming such Contract by name, in which case such Contract shall become a Transferred Contract hereunder.

         2.5 Allocation. The allocation of the Purchase Price (the "ALLOCATION SCHEDULE") among the Transferred Assets in accordance with Code Section 1060 and the regulations thereunder, which allocation shall be binding upon Seller, is set out on Section 2.5 of Schedule A. Purchaser and Seller and their respective Affiliates shall report, act and file Tax Returns (including, but not limited to, IRS Form 8594) in all respects and for all purposes consistent with such Allocation Schedule. Seller shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Purchaser may reasonably request to prepare such allocation. Neither Purchaser nor Seller shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such Allocation Schedule unless required to do so by applicable law.

                                  ARTICLE III

                           PURCHASE PRICE AND CLOSING

         3.1 Purchase and Sale. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Transferred Assets at the Closing on the terms and subject to the conditions set forth in this Agreement.

         3.2 Purchase Price. Subject to the terms and conditions of this Agreement (including any adjustment pursuant to ARTICLE VIII), Purchaser shall pay Seller $3,850,000 ("PURCHASE PRICE") at Closing.

         3.3 Closing. The closing of the purchase and sale described herein (the "CLOSING") will take place at the offices of Goodmans LLP, 250 Yonge Street, Suite 2400, Toronto, Ontario M5B 2M6, Canada, or at such other place as Purchaser and Seller mutually agree in writing, at 10 a.m. local time on the Effective Date or such other date as Purchaser and Seller mutually agree upon in writing (the "CLOSING DATE"). Simultaneously with the Closing, the following will occur: (a) Purchaser, and if Purchaser is unable to do so, FUN, will pay the Purchase Price by wire transfer of immediately available funds to such account as Seller may reasonably direct by written notice delivered to Purchaser and FUN by Seller not less than two Business Days prior to the Closing Date and
(b) Seller will assign and transfer or will cause to be assigned and transferred to Purchaser good and valid title in and to the Transferred Assets, free and clear of all Encumbrances. At the Closing, there shall also be delivered to Seller, Parent, Purchaser and FUN the certificates and other documents and instruments to be delivered pursuant to ARTICLE VII.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

         Seller and Parent represent and warrant to Purchaser that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made as of the Closing and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV), except as disclosed in the document entitled Disclosure Schedule of even date herewith delivered by Seller and Parent to Purchaser on the date hereof (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ARTICLE IV. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section, provided, however, that any matter disclosed in one section shall be deemed to have been disclosed with respect to another section of the Disclosure Schedule, if such disclosure is made in a manner so as to make its application to such other section reasonably apparent.

         4.1 Authority. Seller and Parent each has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Seller. This Agreement has been duly and validly executed and delivered by Seller and Parent and constitutes legal, valid and binding obligations of Seller and Parent, enforceable against each party in accordance with their terms.

         4.2 Corporate Existence of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power and authority to conduct its business as now conducted and as proposed to be conducted, and to own, use and lease its assets and properties. Seller is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its assets and properties or the conduct of its business makes such qualification, licensing or admission necessary. Seller is not in violation of any provision of its certificate of incorporation, by-laws or other charter documents, as applicable and as amended to date (collectively, the "CHARTER DOCUMENTS").

         4.3 Valid Transfer. This Agreement and transactions contemplated hereby were not entered into with any intent to hinder, delay or defraud any entity to which Parent is, was or will be indebted. At the Closing, upon payment of the Purchase Price, Parent will have received at least reasonably equivalent value in consideration for the Transferred Assets.

         4.4 No Conflicts. Except as set forth in Section 4.4 of the Disclosure Schedule, the execution and delivery by Parent and Seller of this Agreement does not, and the performance by Parent of Parent's obligations under this Agreement, the performance by Seller of Seller's obligations under this Agreement and the consummation of the transactions contemplated hereby will not: (a) violate any of the Charter Documents of Parent or Seller, (b) conflict with or result in a violation or breach of any law or Order applicable to Parent, Seller, or any of their respective assets and properties; or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Parent or Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Encumbrance upon Parent, Seller or any of their respective assets and properties under, any agreement to which Parent or Seller is a party or by which any of their respective assets or properties is bound, except in the case of clause (c)(i), for such conflicts which would not individually or in the aggregate have a Material Adverse Effect on Seller.

         4.5 Governmental Approvals and Filings and Third Party Consents.

            (a) No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Parent or Seller is required in connection with the due execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or the continuation by Seller of its business as presently conducted as a consequence of the Closing.

            (b) Except as set forth in Section 4.5(b) of the Disclosure Schedule, there are no consents, waivers or approvals required to be obtained by Seller with respect to the Transferred Assets or the consummation of the transactions contemplated by this Agreement, other than the consents of Sports Team Analysis and Tracking Systems of Missouri, Inc., Speed Channel, Inc. and Denniston Family Limited Partnership.

         4.6 Financial Statements and Condition; Absence of Changes.

            (a) Section 4.6(a) of the Disclosure Schedule sets forth copies of Seller's consolidated unaudited balance sheet as of the Financial Statement Date (the "BALANCE SHEET"), consolidated unaudited balance sheet of Seller as of December 31, 2004 and 2005, and consolidated unaudited income and cash flow statements for the twelve month periods ended December 31, 2004 and 2005 (collectively, the "FINANCIAL STATEMENTS"). Except as set forth in the notes thereto, the Financial Statements were prepared in accordance with GAAP and fairly present in all material respects the financial condition and results of operations of Seller as of the dates thereof and for the periods covered thereby.

            (b) Seller has no Liabilities, except for (i) Liabilities set forth on the face of the Balance Sheet (or which are disclosed in the footnotes thereto), (ii) Liabilities which have arisen after the Financial Statement Date in the ordinary course of business and which are not required to be disclosed pursuant to the terms of Section 4.6(d) hereof, (iii) payment or performance obligations arising out of contracts and agreements to which Seller is a party and which are disclosed pursuant to Section 4.18 hereof or are not required to be disclosed pursuant to the terms of Section 4.18 hereof and (iv) Liabilities, totaling in the aggregate, not more than $10,000.

            (c) Seller maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed with management's general or specific authorizations; (ii) material transactions are recorded as necessary to permit preparation of financial statements of Seller and to maintain accountability for assets; (iii) access to Seller's assets is permitted only in accordance with management's authorization; and (iv) the recorded accountability for material assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Seller is not party to or otherwise involved in any "off-balance sheet arrangements" (as defined in Item 303 of Regulation S-K under the Securities Exchange Act).

            (d) Since the Financial Statement Date:

               (i) Seller has not (i) amended, or agreed to amend, any of its Charter Documents, (ii) merged with or into or consolidated with, or agreed to merge with or into or consolidate with, any other Person, or (iii) except as reasonably required in connection with the transactions contemplated by this Agreement or as described elsewhere in this Agreement, changed, or agreed to change, in any material manner the character of its business;

               (ii) Seller has conducted its business only in the usual and ordinary course and in accordance with past practices;

               (iii) there has been no material change (or series of material changes, casualty or otherwise) in the business, condition (financial or otherwise), results of operations, assets, Liabilities or earnings of Seller, other than changes arising in the ordinary course of business consistent with past practice and experience, none of which changes, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect on Seller;

               (iv) Seller has not made or promised to make any increase in any salaries, rates of pay or other compensation or benefits of any business of its employees, nor has Seller made any accrual for or commitment or agreement to make or pay the same, nor any payment or commitment to pay any severance or termination pay to any of its employees;

               (v) Seller has not suffered any strike or other labor trouble, and Seller has not entered into any agreement or negotiation with any labor union or other collective bargaining representative of its employees;

               (vi) there has been no change or, to the Knowledge of Seller, any threat of any change, in any of Seller's relations with, Sports Teams Analysis and Tracking Systems of Missouri, Inc., Speed Channel Inc., Denniston Family Limited Partnership, or any of the suppliers or distributors of its business, or any decrease or limitation, of any such supplier's provision of services, supplies or materials to Seller or any usage or purchase of services or products of Seller by Sports Teams Analysis and Tracking Systems of Missouri, Inc. and Speed Channel Inc., or a loss of any customers or decrease in any customer's usage that in the aggregate are greater than $25,000;

               (vii) there has been no change in the method of accounting or keeping of books of account or accounting practices with respect to Seller;

               (viii) Seller has not waived, or agreed to waive, any right of material value with respect to Seller, or any of its assets or properties;

               (ix) Seller has not changed, or agreed to change, any of its business policies or practices, including advertising, marketing, pricing, purchasing, personnel, sales, returns or budget policies or practices;

               (x) except in the ordinary course of business or as otherwise permitted or required by this Agreement, Seller has not (i) entered into, or agreed to enter into, any lease (as lessor or lessee) or any license (as licensee or licensor) on behalf of Seller, (ii) sold, abandoned or made, or agreed to sell, abandon or make, any other disposition of any of the assets or properties of Seller; or (iii) waived or relinquished any other right of value;

               (xi) except in the ordinary course of business, Seller has not declared or paid any dividends or other distributions to Parent or made any loans or other transfers to Parent.

               (xii) neither Parent nor Seller has granted or suffered, or agreed to grant or suffer, any Encumbrance on any assets of Seller;

               (xiii) except as provided herein or as set forth in Section 4.6(d)(xiii) of the Disclosure Schedule, Seller has not entered into or amended, or agreed to enter into or amend, any material contract or other material agreement by or to which Seller is bound or subject, pursuant to which it agrees to indemnify any party on behalf of Seller or pursuant to which it agrees to refrain from competing with any party;

               (xiv) Seller has not, except in the ordinary course of business, incurred or assumed, or agreed to incur or assume, any material Liability (whether or not currently due and payable);

               (xv) to the Knowledge of Seller, Seller has not disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright material to the Business or the operation of the Business, or disposed of or disclosed to any person other than representatives of the Purchaser any material trade secret, formula, process or know-how not theretofore a matter of public knowledge;

               (xvi) Seller has not terminated, or agreed to terminate, or failed to renew or received any written threat to terminate or fail to renew, any material Contract, license or Permit and/or Approval, except where such termination or failure to renew would not have, individually or in the aggregate, a Material Adverse Effect on Seller; and

               (xvii) Seller has not entered into, or agreed to enter into, any transaction out of the ordinary course of business or where the same could reasonably be expected to have a Material Adverse Effect on Seller.

         4.7 Taxes. Seller has filed or caused to be filed all material Tax Returns required to be filed by it under applicable law, and such Tax Returns are true and correct in all material respects. Seller has, within the time and in the manner prescribed by law, paid directly or indirectly (and until the Closing will pay directly or indirectly within the time and in the manner prescribed by law) all Taxes that are due and payable by it. To the Knowledge of Seller and Parent, except as set forth on Section 4.7 of the Disclosure Schedule, no examination of any Tax Return is underway as of the date of this Agreement and there is no action, suit, claim, assessment, or audit pending or proposed in writing with respect to Taxes relating to the Transferred Assets. There are no outstanding (a) powers of attorney granted by Seller concerning any matter relating to Taxes, (b) agreements or waivers extending the statutory period of limitation applicable to any Tax Return of Seller, or (c) Encumbrances (and immediately following the Closing Date there will be no Encumbrances) on the assets of Seller relating to or attributable to Taxes other than Encumbrances for Taxes not yet due and payable or those being contested in good faith and for which adequate reserves have been made. Neither Seller nor Parent has knowledge of any basis for the assertion of any Claim relating or attributable to Taxes which, if adversely determined, would result in any Encumbrance on the assets of Seller. None of Seller's assets are treated as "tax-exempt use property", within the meaning of Section 168(h) of the Code. Seller is not a person other than a United States person within the meaning of the Code. Seller has withheld and paid over all material Taxes that it was required to withhold from amounts owing to any employee, creditor or Third Party and has complied with all material applicable laws, rules and regulations relating to the withholding and payment of Taxes, including receiving the appropriate documentation necessary with respect to the withholding of Taxes (e.g. Forms W-8 and W-9) relating to any payments made to any person.

         4.8 Legal Proceedings. Except as set forth on Section 4.8 of the Disclosure Schedule, there are no Orders outstanding and no Actions or Proceedings pending against Seller, its business, assets and properties, or any of its officers and managers, in their capacities as such. To the Knowledge of Seller, there are no Claims, Actions or Proceedings threatened against Seller or its business, assets or properties, or that questions or challenging the validity of this Agreement or the transactions contemplated hereby. To the Knowledge of Seller, no employee has filed a complaint with any Governmental or Regulatory Authority pertaining to labor or employment matters.

         4.9 Compliance With Laws and Orders. Seller is in compliance in all material respects with all applicable laws, rules, regulations, ordinances, decrees, Orders, judgments or Permits and/or Approvals, and has not received any notices of violation with respect to any federal, state, local or foreign statute, law or regulation regarding the conduct of its business or the ownership or operation of its business.

         4.10 Restrictions on Business Activities. To the Knowledge of Seller, there is no agreement, judgment, injunction, order or decree binding upon Seller that has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Seller, any acquisition of property by Seller or the conduct of business by Seller as currently conducted or as proposed to be conducted by Seller.

         4.11 Employees. Section 4.11 of the Disclosure Schedule lists all Contracts providing for a commitment of employment or consulting services (and provides a description of all such oral agreements) to which Seller is a party which either (i) contain severance, bonus or other provisions triggered by the Closing or the termination of such Contract or (ii) contain obligations continuing beyond the Closing Date, and true, correct and complete copies of all such written agreements have been delivered to Purchaser. In addition, Section
4.11 of the Disclosure Schedule identifies all current employees and consultants of Seller, including all officers of Seller, and describes the job title of and compensation (including salary, bonuses and perks) payable to, each such individual. To the Knowledge of Seller, none of such employees has indicated to Seller a present intention to resign or retire, and Seller does not have a present intention to terminate the employment of any of them without their consent. No employee of Seller is in violation of any term of any employment contract or other contract or agreement relating to the relationship of any such employee with Seller or any other party (including prior employers) because of the nature of the business now conducted by Seller. There is no strike, labor dispute or union organization activities pending or, to the Knowledge of Seller, threatened, involving Seller, or its employees. With respect to all of Seller's employees in the United States, Seller has obtained documentation within the initial three days of employment of each employee's identity and eligibility to work in the United States, and no such employees will lose their eligibility to work in the United States for the period of one year following the Closing

Date. Section 4.11 of the Disclosure Schedule identifies each of Seller's employees in the United States whose eligibility to work in the United States exists pursuant to an issued work permit or visa, and describes the current status of each such individual's immigration status. Seller has taken, and will have taken at all times prior to the Closing Date, all steps to perfect each such employee's immigration status. Seller is in compliance with all applicable United States and foreign immigration laws with respect to its employees.

         4.12 Seller Employee Benefit Plans. Except as set forth in Section 4.12 of the Disclosure Schedule, Seller does not have any Employee Benefit Plan as defined in ERISA. Seller has not entered into any severance or similar arrangement in respect of any present or former personnel that will result in any obligation (absolute or contingent) of Purchaser to make any payment to any present or former personnel following termination by Purchaser of employment by Purchaser.

         4.13 Real Property.

            (a) Seller does not own any real property.

            (b) Section 4.13(b) of the Disclosure Schedule contains a list of each parcel of real property leased by Seller (as lessor or lessee). Each lease set forth in Section 4.13(b) of the Disclosure Schedule is a legal, valid and binding agreement, enforceable in accordance with its terms, and no material default has occurred, nor has there occurred any event which with notice, the passage of time, or both, would constitute a material default under such lease.

            (c) (i) There are no structural, electrical, mechanical, plumbing, roof, paving or other defects in any improvements located on any such real property as could, either individually or in the aggregate, have a material effect on the use, development, occupancy or operation thereof as presently contemplated, (ii) there are no natural or artificial conditions upon any such real property or any other facts or conditions which could, in the aggregate, have a material effect on the transferability, financeability, ownership, leasing, use, development, occupancy or operation of any such real property,
(iii) there are no parties in possession of any portion of any such real property, whether as tenants, trespassers or otherwise, except Seller, (iv) there are no pending or, to the Knowledge of Seller, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any material assessment against any such real property, and (v) all utilities required for the conduct of the business as presently conducted are installed and legally available for use at such real property upon payment at market rate consumption charges.

         4.14 Title to Property and Assets. Except as set forth in Section 4.14 of the Disclosure Schedule, Seller is the lawful owner of the Transferred Assets, pursuant to good and marketable title, and has the complete and unrestricted power and the unqualified right to sell, transfer, assign and deliver the Transferred Assets to Purchaser. The Transferred Assets will be transferred to Purchaser on the Closing Date free and clear of all Encumbrances and, upon the Closing, Purchaser will be vested with good and marketable title to the Transferred Assets. Section 2.1(c) of Schedule A contains a list of all machinery, equipment and other personal property owned by Seller. Except for the Excluded Assets, the Transferred Assets constitute all assets necessary to operate the Business.

         4.15 Subsidiaries; Shareholders. Seller does not own, directly or indirectly, any interest in any other corporation, partnership, limited liability company, joint venture or other legal entity. Other than Parent, no other Person owns or has rights to acquire any shares of Seller.

         4.16 Intellectual Property Rights.

            (a) Section 4.16 of the Disclosure Schedule contains an accurate and complete description of all Seller Intellectual Property.

               (i) except as set forth in Section 4.16(a)(i) of the Disclosure Schedule, each item of Seller Intellectual Property is free and clear of any Encumbrances;

               (ii) Seller is the sole and exclusive owner of all right, title and interest in Seller Intellectual Property, subject to those nonexclusive licenses to use such Seller Intellectual Property, except for those items included in Seller Intellectual Property that is identified in Section 4.16 of the Disclosure Schedule that is exclusively licensed by Seller;

               (iii) Seller is the owner of all right, title and interest in, and has good title to, (a) all trademarks, service marks and trade names used in connection with the operation or conduct of the business of Seller, including the sale of any products or technology or the provision of any services by Seller, (b) all copyrighted works that are or are part of Seller products, (c) all patents and patent applications of Seller Intellectual Property, and (d) other works of authorship and inventions that Seller otherwise purports to own;

               (iv) Seller has not transferred ownership of any right, title or interest in, or granted any license under or right to use or authorized the retention of any rights to use, any Intellectual Property that is or was Seller Intellectual Property, to any other Person;

               (v) except as set forth in Section 4.16(a)(v) of the Disclosure Schedule, there are no Persons to whom Seller has delivered copies of the source code to any Seller Intellectual Property, whether under an escrow arrangement or otherwise, or Persons who have the right to receive such source code;

               (vi) except as set forth in Section 4.16(a)(vi) of the Disclosure Schedule, all Seller Intellectual Property, including any item thereof, is and will be fully transferable, assignable and licensable by or between Seller or Purchaser without restriction and without payment of any kind to any Third Party;

               (vii) the consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of Seller in any Seller Intellectual Property;

               (viii) the consummation of the transactions contemplated by this Agreement will not result in the breach or termination of any license, contract or agreement to which Seller is a party respecting any Intellectual Property;

               (ix) the  operation of the Business by Seller:  (a) does not, and
(b) to the Knowledge of Seller, will not, when conducted in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property of any Person, violate the rights of any Person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and Seller has not received notice from any Person claiming that such operation or any act, product, process, technology or service (including products, processes, technology or services currently under development) of Seller infringes or misappropriates any Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction or any Claim challenging the ownership, validity or effectiveness of any of Seller Intellectual Property (nor is Parent or Seller aware of any basis therefor);

               (x) to the Knowledge of Seller, there are no contracts, licenses or agreements between Seller and any other Person with respect to Seller Intellectual Property under which there is any dispute regarding the scope of such agreement or performance under such agreement, including with respect to any payments to be made or received by Seller thereunder;

               (xi)  to the  Knowledge  of  Seller,  no  Person  (including  any employee or former employee of Seller) is infringing, misusing or misappropriating any Seller Intellectual Property, and neither Parent nor Seller has received any communication alleging that they have violated, or by conducting their businesses as proposed, would violate, any patent, trademark, service mark, copyright, trade secret or other proprietary right of any Third Party;

               (xii) except as set forth in Section 4.8 of the Disclosure Schedule, no Seller Intellectual Property or product, process, technology or service of Seller is subject to any proceeding, lawsuit or action or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the manufacture, use, sale, transfer or licensing by Seller of Seller Intellectual Property or any product, process, technology or service of Seller or may affect the validity, use or enforceability of such Seller Intellectual Property, and there are no Claims challenging or questioning the validity or effectiveness of any license or agreement relating to any Seller Intellectual Property;

               (xiii) except as set forth in Section 4.16(a)(xiii) of the Disclosure Schedule, Seller has not entered into any agreement or offered to indemnify any other Person against any charge of infringement with respect to any Seller Intellectual Property;

               (xiv) Seller has not entered into any agreement granting any Third Party the right to bring infringement actions with respect to, or otherwise enforce rights with respect to, any Seller Intellectual Property;

               (xv) Seller has the exclusive right to file, prosecute and maintain all existing applications and registrations with respect to Seller Intellectual Property;

               (xvi) the transfer of Seller Intellectual Property by Seller to Purchaser upon the Closing will not result in the granting of any rights in or to the Seller Intellectual Property to any Person other than to Purchaser except those nonexclusive rights to use such Seller Intellectual Property set out in
Section 4.16 of the Disclosure Schedule;

               (xvii) Seller has filed applications for registration or issuance of Seller Intellectual Property listed in Section 4.16(a)(xvii) of the
Disclosure Schedule in the jurisdictions set forth thereon and those applications are currently pending and have not been abandoned or withdrawn. To the Knowledge of Seller, Seller has not failed to file in a timely manner any application to register or issue any Seller Intellectual Property in any jurisdiction where such failure to timely file could have an adverse impact on Purchaser's ability to or priority in doing so in such jurisdiction;

               (xviii) to the Knowledge of Seller, no Third Party has a reason to object to or oppose any application filed by Parent or Seller prior to Closing to register any Seller Intellectual Property;

               (xix) except as set forth in Section 4.16(a)(xix) of the Disclosure Schedule, to the Knowledge of Seller, all Seller Intellectual Property has been registered, filed, certified or otherwise perfected by recordation with the proper Governmental or Regulatory Authority, and all registrations and patents associated with Seller Intellectual Property, whether owned by Seller or licensed, are valid and subsisting;

               (xx) With respect to all software included in Seller Intellectual Property, Seller maintains documentation and adequately-commented source code reasonably sufficient to allow such software to be maintained and modified without undue burden by reasonably competent programmers or engineers skilled in the art who have access to such documentation and source code. Such software operates in accordance with the current product specifications and other published materials regarding the functionality and performance characteristics of the software. Section 4.16(a)(xx) of the Disclosure Schedule sets forth a summary description of any problems experienced by Seller in the past 12 months with respect to such software and the provision of related services to Seller's clients;

               (xxi) The Seller does not and has not used any Public Software, including maintenance agreements, in connection with the development of its products or services or incorporated any Public Software into its products or services. Notwithstanding the foregoing, (a) the Seller is in full compliance with all Public Software license agreements to which the Seller is a party, and
(b) the Seller's use or  incorporation  of Public  Software has not and does not
(i) grant to any Third Party any rights in the Seller's products, services or intellectual property, (ii) require the licensing, disclosure, or distribution of any source code developed by or for the Seller, (iii) require the Seller to license the use of its products or services to third parties without charge, or
(iv) create restrictions on or immunities to the Seller's enforcement of its intellectual property rights. "PUBLIC SOFTWARE" means any software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any software that is distributed pursuant to a license that (1) requires the licensee to distribute or provide access to the source code of such software or any portion thereof when the object code is distributed, (2) requires the licensee to distribute the software or any portion thereof for free or at some reduced price, or (3) requires that other software or any portion thereof combined with, linked to, or based upon such software ("COMBINED SOFTWARE") be licensed pursuant to the same license or requires the distribution of all or any portion of such Combined Software for free or at some reduced price or otherwise adversely affects the Seller's exclusive ownership of such Combined Software. The term "Public Software" includes, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (iv) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; and (viii) the Apache License; and

               (xxii) Upon transfer of the Seller Intellectual Property at the Closing, Purchaser will have the requisite rights, titles and interests in the Seller Intellectual Property to continue to operate the business of Seller as conducted by Seller prior to the Closing.

            (b) To the  Knowledge  of Seller,  there are no actions that must be taken within ninety (90) days of the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining,
perfecting  or  preserving  or  renewing  any  registered  Seller   Intellectual
Property.

            (c)  In  each  case  in  which   Seller  has   acquired  any  Seller
Intellectual Property rights from any Person, it has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Seller Intellectual Property (including the right to seek past and future damages with respect thereto) to it and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, Seller has recorded each such assignment with the relevant governmental authorities, including the U.S. Patent and Trademark Office, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

         4.17 Privacy Policies. Seller, and its employees, have (i) complied at all times with all applicable privacy laws and regulations and contractual obligations regarding the collection, processing, disclosure and use of all data consisting of personally identifiable information that is, or is capable of being, associated with specific individuals; (ii) complied with Seller's privacy policy substantially in the form provided to Purchaser or its counsel with respect to personally identifiable information; and (iii) taken all appropriate and industry standard measures to protect and maintain the confidential nature of any personally identifiable information that Seller has collected or otherwise acquired.

         4.18 Contracts.

            (a) Section 4.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a list of each of the following Contracts to which Seller is a party or by which any of its assets and properties is bound as of the date of this Agreement:

               (i) all material Contracts (excluding Seller Employee Plans) providing for a commitment of employment or consulting services;

               (ii) all material Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Seller to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with Seller;

               (iii) all material partnership or joint venture agreements;

               (iv) all Contracts relating to Indebtedness which individually or in the aggregate total $25,000;

               (v) all material Contracts providing for (A) the future disposition or acquisition of any material assets and properties, other than dispositions or acquisitions in the ordinary course of business, or (B) any merger or other business combination;

               (vi) all material Contracts between or among Seller, on the one hand, and Parent or any Affiliate of Parent;

               (vii) all Contracts that (A) limit or contain restrictions on the ability of Seller to declare or pay dividends on, to make any other distribution in respect of, or to issue or purchase, redeem or otherwise acquire its membership interests, to incur Indebtedness, to incur or suffer to exist any Encumbrance, to purchase or sell any assets and properties, to change the lines of business in which it participates or engages, or to engage in any merger or other business combination, or (B) require Seller to maintain specified financial ratios or levels of net worth or other indicia of financial condition;

               (viii) all collective bargaining agreements;

               (ix) all licensing agreements providing for the payment to or from the Seller of $25,000 or which are necessary in order to carry on the Business; and

               (x) all other material Contracts binding upon or that relate to the Transferred Assets except the Transferred Contracts set forth in Section 2.1(b) and the Contracts listed in Section 2.2(a) of Schedule A.

            (b) Parent has previously delivered to Purchaser a true, correct and complete copy of each written Contract listed in Section 4.18(a) of the Disclosure Schedule, (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.18(a) of the Disclosure Schedule; each such Contract constitutes the entire agreement between Seller, on the one hand, and the other party(ies) to such Contract, on the other hand; no such Contract has been modified or amended in any respect; and no party has repudiated any provision of any Contract. Except as set forth in Section 4.18(b) of the Disclosure Schedule, each Contract disclosed in
Section 4.18(a) of the Disclosure Schedule is in full force and effect and may be transferred to Purchaser pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Seller has fulfilled and performed its obligations under each of the Transferred Contracts, and Seller is not in, or received notice that it is in, breach or default under, nor has the other party alleged there to be any basis for termination of, any of the Transferred
Contracts and to Seller's knowledge no other party to any of the Transferred Contracts has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller or by any such other party.

            (c) No party to any Transferred Contract has communicated to Parent or Seller any intention to cancel, withdraw, modify or amend such contract, agreement or arrangement whether by reason of the transactions contemplated by this Agreement or otherwise.

         4.19 Permits and/or Approvals. Seller has or will have applied for all Permits and/or Approvals required for the conduct of the Business as presently conducted and for the ownership, leasing, use, development, occupancy and operation of its assets and properties. Each such Permit and/or Approval is valid, binding and in full force and effect, and the status of such Permit and/or Approval may be transferred to Purchaser pursuant to this Agreement and will continue in full force and effect thereafter. To the Knowledge of Seller, Seller is not in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permit and/or Approval.

         4.20  Affiliate  Transactions.  Except as  disclosed  on the  Financial
Statements, there is no Indebtedness or other amounts owing under Contracts between Seller, on the one hand, and Parent, any officer, manager, or Affiliate (other than Seller) of Parent, on the other hand.

         4.21 Complete Copies of Materials. Seller has delivered true and complete copies of each document that has been requested by Purchaser or its counsel in connection with their due diligence review of Seller.

         4.22 Accounts Receivable; Inventory. Subject to any allowances set forth in Seller's Balance Sheet, the accounts receivable shown in the Balance Sheet, (i) arose in the ordinary course of business; (ii) were not, as of the Financial Statement Date, subject to any discount, contingency, Claim of offset or recoupment or counterclaim; and (iii) represented, as of the Financial Statement Date, bona fide Claims against debtors for sales, leases, licenses and other charges. All accounts receivable of Seller arising after the Financial Statement Date through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any discount, contingency, Claim of offset or recoupment or counterclaim, except for normal allowances consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Balance Sheet is believed sufficient to provide for any losses which may be sustained on realization of the accounts receivable shown in the Balance Sheet. As of the Financial Statement Date, the inventories shown on the Balance Sheet consisted of items of a merchantable condition and of a quantity and quality suitable, usable and salable in the ordinary course of business for the purpose for which they are intended. All such inventories are valued on the Balance Sheet in accordance with GAAP and sufficient allowances have been established on the Balance Sheet, in each case in an adequate amount for slow moving, obsolete or unusable inventories. The inventories shown on the Balance Sheet do not consist of any items manufactured to a particular customer's specifications effectively rendering the inventories saleable only to that customer.

         4.23 Customers and Suppliers. As of the date hereof, no customer that individually accounted for more than 5% of Seller's gross revenues during the 12-month period preceding the date hereof and no supplier of Seller that individually accounted for more than 5% of Seller's purchases during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to Seller to cancel or otherwise terminate its relationship with Seller or has at any time on or after the Financial Statement Date, decreased materially its services or supplies to Seller in the case of any such supplier, or its usage of the services or products of Seller in the case of such customer, and no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise terminate its relationship with Seller or to decrease materially its services or supplies to Seller or its usage of the services or products of Seller, as the case may be. Seller has not knowingly breached any agreement, or engaged in any fraudulent conduct with respect to, any customer or supplier of Seller.

         4.24 Insurance. Seller has delivered to Purchaser copies of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which Seller is a party, a named insured, or otherwise the beneficiary of coverage as of the date of this Agreement and such policies are sufficient to meet Seller's existing legal and contractual obligations. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable and in full force and effect in all respects and there has been no notice of cancellation or nonrenewal of the policy received; (ii) Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof. Section 4.24 of the Disclosure Schedule summarizes all insurance policies and any self-insurance arrangements presently maintained by, or for the benefit of, Seller as of the date of this Agreement.

         4.25 Brokers; Finders. No broker, investment bank, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon the arrangements made by or on behalf of Parent or Seller.

         4.26 Questionable Payments. Neither Seller nor any manager, officer or other employee, agent or representative of Seller: (i) has made any payments or provided services or other favors in the United States or in any foreign country in order to obtain preferential treatment or consideration by any Governmental or Regulatory Authority with respect to any aspect of the business of Seller; or
(ii) has made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. To the Knowledge of Seller, neither Seller, nor any manager, officer or other employee, agent or representative of Seller or any customer or supplier of any of them has been the subject of any inquiry or investigation by any Governmental or Regulatory Authority in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Seller or with respect to any political contribution.

         4.27 Diligent Inquiry. With respect to any matter qualified by the Knowledge of Seller, Parent has made diligent inquiry into such matter.

         4.28 Accounts Payable. Except as set forth in Section 4.28 of the Disclosure Schedule, Seller has no Liabilities with respect to third parties except for (i) Liabilities reflected in the Balance Sheet and (ii) Liabilities which have arisen after the Financial Statement Date in the ordinary course of business and which are not required to be disclosed pursuant to the terms of
Section 4.6(d) hereof. In particular, Seller has no Liabilities for amounts previously accrued as accounts payable and then subsequently written off, regardless of whether such write-off occurred because Seller failed to receive a timely invoice from the Third Party or for other reasons.

         4.29 Disclosure. No representation or warranty made by Parent or Seller in this Agreement or the exhibits or schedules hereto or certificates delivered hereunder, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser and FUN hereby represent and warrant to Seller that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing (as though made as of the Closing and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE V).

         5.1 Corporate Existence of Purchaser. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Purchaser and FUN have full corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby. Purchaser has delivered true and correct copies of its Charter Documents to Seller.

         5.2 Authority. The execution and delivery by Purchaser and FUN of this Agreement and the performance by Purchaser and FUN of their respective obligations hereunder and thereunder has been duly and validly authorized by the respective Board of Directors of Purchaser and FUN, no other corporate action on the part of Purchaser or FUN or their respective stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and FUN, and constitutes, and upon the execution and delivery by Purchaser and FUN will constitute, legal, valid and binding obligations of Purchaser and FUN enforceable against Purchaser and FUN in accordance with its terms.

         5.3 No Conflicts. The execution and delivery by Purchaser and FUN of this Agreement does not, and the performance by Purchaser and FUN of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the respective Certificate of Incorporation, Bylaws or any other Charter Documents of Purchaser or FUN; or (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices described in Section 5.4, conflict with or result in a violation or breach of any law or Order applicable to Purchaser or FUN, or any of their respective assets and properties; except as could not reasonably be expected to have a Material Adverse Effect on the validity or enforceability of this Agreement or on the ability of Purchaser or FUN to consummate the transactions contemplated hereby or to perform any of their respective obligations hereunder.

         5.4 Governmental Approvals and Filings and Third Party Consents.

            (a) No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser or FUN is required in connection with the due execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

            (b) There are no consents, waivers or approvals required to be obtained by Purchaser or FUN in connection with the due execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than the consent of Liberty Media Corporation.

         5.5 Legal Proceedings. There are no Orders outstanding and no Actions or Proceedings pending or, to Purchaser's and FUN's knowledge, threatened against, relating to or affecting Purchaser or FUN which could reasonably be expected to delay or to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise to impair the ability of Purchaser or FUN to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby.

         5.6 Purchaser Shares. All of Purchaser's issued and outstanding authorized capital stock is indirectly owned by FUN.

         5.7 Financing. Purchaser and FUN currently have, or at Closing will have available to it all of the funds necessary to complete all of the transactions contemplated by this Agreement.

         5.8 No Business Activities. Purchaser has not conducted any activities, other than in connection with the organization of Purchaser, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Purchaser has no subsidiaries.

         5.9 Disclosure. No representation or warranty made by Purchaser or FUN in this Agreement or the exhibits or schedules hereto or certificates delivered hereunder, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                                   ARTICLE VI

                                    COVENANTS

         6.1 Proper Liquidation. In the course of Seller's liquidation following the Closing, Seller shall comply with all applicable laws, including without limitation, all laws with respect to creditor's rights.

         6.2 Confidentiality. Each party hereto will hold, and will cause its Affiliates, and their respective representatives, to hold in strict confidence from any Person (other than any such Affiliate), unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of law, including the Securities Exchange Act, or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder (but only to the extent such party uses reasonable efforts to seek judicial protection from the public disclosure of such information), all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, including any information obtained by Seller or Parent in connection with access provided by Purchaser to its books and records pursuant to Section 6.8(c) hereof, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information; (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, or (c) later acquired by the receiving party from another source if such source is under no obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning Seller furnished by Parent hereunder.

         6.3 Employees. Purchaser (i) shall make an offer of employment to Richard Marks and Jeffrey Herman on terms and with job responsibilities materially similar to those currently in place with Seller, provided, however, that the employment agreements offered to Richard Marks and Jeffrey Herman shall provide that neither employee can be terminated by Purchaser for any reason other than cause prior to December 31, 2006 and, with respect to the employment agreement offered to Richard Marks, he shall be permitted to provide financial reporting services to Parent as he currently does as long as Parent agrees to reimburse Purchaser for one third of the salary and benefits paid to Mr. Marks, and (ii) will assume any and all obligations for severance benefits, whole or partial vacation days that have been earned but unused, incentive benefits, retention benefits, employee benefit plans (as such term is defined under Section 3(3) of ERISA) and any other obligations, with respect to each of Seller's employees. With respect to each of Seller's employees that subsequently accept employment with Purchaser, Seller hereby waives Seller's rights with respect to any provision prohibiting such employee(s) from competing with Seller.

         6.4 Publicity. Seller or Parent shall not make any press release or other public disclosure concerning this Agreement or the transactions contemplated hereby, without advance approval thereof by Purchaser. Notwithstanding the foregoing, Parent and FUN shall each be permitted to make public disclosures concerning this Agreement or the transactions contemplated hereby in connection with its compliance with its reporting obligations under the Securities Exchange Act and any other applicable laws.

         6.5 Power of Attorney. Seller hereby irrevocably constitutes and appoints Purchaser as its true and lawful attorney-in-fact, with full power of substitution, in the name of Seller, on behalf of and for the benefit of Purchaser, to endorse, without recourse, checks, notes and other instruments relating to the Transferred Assets in the name of Seller. Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by Seller. Seller further agrees that Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers and Seller shall promptly transfer and deliver to Purchaser any cash or other property received by Seller, directly or indirectly, at any time after the Closing Date in respect of any accounts receivable or otherwise relating to the Transferred Assets.

         6.6 Further Assurances; Post-Closing Cooperation.

            (a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, Parent and Seller shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary to fulfill its obligations under this Agreement to which it is a party and to vest to Purchaser full title to the Transferred Assets.

            (b) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the business or condition of Seller and such information, documents or records are in the possession or control of another party, such other party agrees to use commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Parent in accordance with this paragraph shall be held confidential by Parent in accordance with Section 6.2.

            (c) Notwithstanding anything to the contrary contained in this section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this section shall be subject to applicable rules relating to discovery.

         6.7 Non-Competition and Non-Solicitation.

         Other than with the express written consent of Purchaser:

            (a) For a period of two (2) years following the Closing, Parent and Seller shall not engage, directly or indirectly, through any Person or contractual arrangement, in any business anywhere in North America that develops, manufactures, produces, supplies or sells any products of the kind developed, manufactured, produced, supplied or sold by Seller as of the Closing Date ("COMPETES"), or directly or indirectly through any Person or contractual arrangement, perform management, executive or supervisory functions with respect to, operate, join, control, render financial assistance to, receive any economic benefit from, exert any influence upon, or participate in or allow any of its officers or employees to be connected as an officer, employee, partner, member, stockholder of greater than ten percent (10%) of the outstanding equity of, consultant or otherwise with, any business or Person that directly Competes in whole with the business of Seller in North America.

            (b) For a period of two (2) years following the Closing, Seller and Parent shall not, directly or indirectly, through any person or contractual arrangement, solicit or recruit any person who at the time of such solicitation or recruitment is a Company Group Employee. The foregoing shall not prohibit a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at Company Group Employees. For purposes of this Section 6.7, "COMPANY GROUP EMPLOYEES" means, collectively, officers and employees of the Purchaser.

         6.8 Tax Covenants.

            (a) Preparation of W-2's, etc. Purchaser may employ individuals who immediately before the Closing Date were employed in the Business of Seller. Pursuant to Rev. Proc. 2004-53, 2004-34 I.R.B. 320, provided that Seller or Parent provide Purchaser with all necessary payroll records for the calendar year which includes the Closing Date, Purchaser shall furnish a Form W-2 to each employee employed by Purchaser who had been employed by Seller disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom, and Seller shall be relieved of the responsibility to do so.

            (b) Backup Withholding. Seller or Parent shall provide Purchaser with copies of the appropriate documentation (e.g. Forms W-8 and W-9) in its possession relating to backup withholding taxes with respect to any payments made to any person.

         6.9 Bulk Sales Laws. Seller shall comply with all applicable bulk sales laws, including giving the Department of Revenue notice of the sale as required and delivering a certificate from the Department of Revenue as required by Pennsylvania bulk sales laws.

         6.10 Fantasy Cup Auto Racing Lien. Within 60 days following the Closing Date, Seller shall provide Purchaser and FUN with written evidence that the lien against the trademark "FANTASY CUP AUTO RACING" as described in Section 4.14 of the Disclosure Schedule has been discharged.

                                  ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         7.1 Obligations of the Parties. The obligations of the parties to consummate the purchase and sale hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions:

            (a) Orders and Laws. There shall not be in effect on the Closing Date any Order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

            (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which could reasonably be expected to have a Material Adverse Effect on Purchaser after the Closing, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of the transactions contemplated hereby illegal.

            (c) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Parent, Seller and Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have expired or been terminated.

         7.2 Obligations of Purchaser. The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

            (a) Representations and Warranties. The representations and warranties made by Seller and Parent in this Agreement shall be true and correct on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

            (b) Performance. Parent and Seller in all material respects shall have performed and complied with, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Parent and Seller at or before the Closing.

            (c) Third Party Consents and Releases. All consents, waivers or approvals required to be obtained by Seller with respect to the Transferred Assets or the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect and in forms satisfactory to Purchaser, including, without limitation, consents from Sports Team Analysis and Tracking Systems of Missouri, Inc., Speed Channel Inc. and Denniston Family Limited Partnership.

            (d) Assignment and Bill of Sale. Purchaser shall have received an original general assignment and bill of sale, substantially in the form attached hereto as Exhibit B;

            (e) Intellectual Property Assignment Purchaser shall have received an original assignment of Seller Intellectual Property (including applications for such patents and trademarks), substantially in the form attached hereto as Exhibit C;

            (f) No Other Litigation. There shall not be pending any legal proceeding: (i) challenging or seeking to restrain or prohibit the consummation of any of the other transactions contemplated by this Agreement; (ii) relating to the transactions contemplated hereby and seeking to obtain from Purchaser or Seller, any damages or other relief that would be material to Purchaser; or
(iii) which would affect adversely the right of Purchaser or Seller to own the Transferred Assets.

            (g) Employees. Jeffrey Herman and Richard Marks shall have entered into employment contracts with Purchaser in the form attached hereto as Exhibit D.

            (h) FIRPTA Certificate. Seller and Parent shall deliver to Purchaser at or prior to Closing a certificate of non-foreign status, in form and substance consistent with Treasury Regulation Section 1.1445-2, provided however, if such certificate is not provided, Purchaser may withhold any applicable Taxes.

            (i) Discharge of Security Interests. Seller shall provide evidence, satisfactory to Purchaser, that there shall be no lien or Encumbrances on any of the Transferred Assets.

         7.3 Obligations of Seller. The obligations of Seller and Parent hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in Seller's sole discretion):

            (a) Representations and Warranties. The representations and warranties made by Purchaser and FUN in this Agreement, disregarding (solely for purposes of this Section 7.3(a)) any additional materiality or Material Adverse Effect limitations therein, shall be true and correct on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except where the failure of such representations and warranties to be true and correct could not reasonably be expected to have a Material Adverse Effect on Seller.

            (b) Performance. Purchaser and FUN, in all material respects, shall have performed and complied with, the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Purchaser and FUN at or before the Closing.

            (c) Third Party Consents and Releases. All consents, waivers or approvals required to be obtained by Purchaser with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect and in forms satisfactory to Seller, including, without limitation the consent of LIBERTY MEDIA.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Survival of Representations and Warranties; Indemnification Period.

            (a) Notwithstanding any right of Purchaser to investigate the business of Seller and notwithstanding any facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, the representations and warranties of Parent and Seller contained in this Agreement and in any certificates delivered by Parent and Seller pursuant to this Agreement shall survive the Closing and continue in full force and effect for a period of two years after the Closing Date, except that representations and warranties of Parent and Seller contained in this Agreement and in any certificates delivered by Parent and Seller pursuant to this Agreement that relate to the matters set forth in Section 4.1 (Authority), Section 4.7 (Taxes) and Section 4.16 (Intellectual Property Rights), shall survive the Closing and continue in full force and effect until the later of one year after the Closing Date or the expiration of any applicable statutes of limitations (after giving effect to any extensions or waivers). Notwithstanding anything to the contrary herein, Purchaser shall not be limited in any manner from exercising any remedy at law or in equity to which Purchaser may be entitled (and the liabilities of Parent and Seller shall not be limited) arising out of or relating to (i) any breach by Parent or Seller of the covenants set forth in ARTICLE VI (Covenants) and ARTICLE IX (Tax Matters), (ii) any misrepresentation or breach by Parent or Seller related to the matters set forth in Section 4.1, 4.7 and 4.16, or (iii) fraud, intentional misrepresentation or breach by Parent, Seller or any of their Affiliates of the representations, warranties, covenants or agreements contained herein or in any certificates delivered by Parent or Seller pursuant to this Agreement.

            (b) Notwithstanding any right of Seller to investigate Purchaser and notwithstanding any facts determined or determinable by Seller pursuant to such investigation or right of investigation, the representations and warranties of FUN and Purchaser contained in this Agreement and in any certificates delivered by FUN and Purchaser pursuant to this Agreement shall survive the Closing and continue in full force and effect for a period of one year after the Closing Date, except that representations and warranties of FUN and Purchaser contained in this Agreement and in any certificates delivered by FUN and Purchaser pursuant to this Agreement that relate to the matters set forth in Section 5.2 (Authority), shall survive the Closing and continue in full force and effect until the later of one year after the Closing Date or the expiration of any applicable statutes of limitations (after giving effect to any extensions or waivers). Notwithstanding anything to the contrary herein, Seller shall not be limited in any manner from exercising any remedy at law or in equity to which Seller may be entitled (and the liabilities of FUN and Purchaser shall not be limited) arising out of or relating to (i) any breach by FUN or Purchaser of the covenants set forth in ARTICLE VI (Covenants) and ARTICLE IX (Tax Matters), (ii) any misrepresentation or breach by FUN or Purchaser related to the matters set forth in Section 5.2, or (iii) fraud, intentional misrepresentation or breach by FUN, Purchaser or any of their Affiliates of the representations, warranties, covenants or agreements contained herein or in any certificates delivered by FUN or Purchaser pursuant to this Agreement.

         8.2 Indemnification.

               Subject  to the  provisions  and  limitations  contained  in this
ARTICLE VIII, Parent and Seller hereby agree, severally and jointly, to indemnify, defend and hold harmless Purchaser and its Affiliates (collectively, the "PURCHASER INDEMNIFIED PARTIES") up to an aggregate amount of $3.85 million from and against any and all Losses, Actions, Proceedings, Claims and
Liabilities, including expenses of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding, including any proceeding between the parties hereto (collectively "PURCHASER LOSSES") which the Purchaser Indemnified Parties may at any time sustain or incur, which are occasioned by, caused by or arise out of:

               (i) any inaccuracy in or breach of any of the representations and warranties of Parent and/or Seller in this Agreement;

               (ii) arise from any Excluded Liabilities or Excluded Assets or that relate to the operation of the Business prior to the Closing;

               (iii) any breach of any covenants or other agreements made by Parent and/or Seller in this Agreement; and

               (iv) the Dolphin Publications, L.L.C. Litigation.

For the purposes of this ARTICLE VIII, references to the terms "material" and "materially" and Material Adverse Effect limitations in the representations and warranties shall be ignored for the purposes of determining Losses related to any breach or inaccuracy of the representations and warranties. Losses as used herein is not limited to matters asserted by a Third Party, but includes Losses incurred or sustained by an indemnified party in the absence of Claims by a Third Party.

         8.3  Limitation of Liability.  The liability of any party under Section
8.2 shall be limited as follows: no indemnification shall be owed to an indemnified party unless and until the aggregate amount of applicable Losses under this Agreement exceeds $30,000 (the "THRESHOLD"), at which point all applicable Losses shall be recoverable by an indemnified party from an indemnifying party.

         8.4 Indemnification Procedures.

            (a) The indemnified party seeking indemnification under this Agreement shall promptly notify the indemnifying party of the assertion of any Claim, Actions and/or Proceedings, or the commencement of any Action and/or Proceeding by any Third Party, in respect of which indemnity may be sought hereunder and will give the indemnifying party such information with respect thereto as the indemnifying party may reasonably request, but failure to give such notice shall not relieve the indemnifying party of any liability hereunder (except to the extent that the indemnifying party has suffered actual prejudice by such failure).

            (b) With respect to indemnification for any matter not involving a Third Party, if the indemnifying party and indemnified party agree in writing to the validity and amount of a Claim at or prior to the 30th day (or any mutually agreed upon written extension thereof) following the indemnified party's delivery of notice to the indemnifying party of such Claim, such Claim shall be paid by an indemnifying party. If the indemnifying party and indemnified party do not agree within such 30 day period (or any mutually agreed upon written extension thereof), the indemnified party may seek an appropriate remedy at law or in equity.

            (c) The indemnified party shall have the right to control the defense of any Claim, Action, and/or Proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "THIRD-PARTY CLAIM"). The indemnified party shall have the sole and exclusive right to settle any Third-Party Claim on such terms and conditions as it deems appropriate.

         8.5 Purchase Price Adjustment for Tax Purposes. Purchaser, Seller and Parent agree to treat, to the maximum extent permitted by applicable law, any payments under this Article VIII as an adjustment to the Purchase Price for all Tax purposes.

                                   ARTICLE IX

                                   TAX MATTERS

         9.1 Transfer Taxes. Seller and Parent shall be responsible for the timely payment of, and shall indemnify and hold harmless Purchaser and FUN from and against, all excise, sales (including, without limitation, bulk sales), use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, if any, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, arising out of, in connection with, or attributable to the transactions effected pursuant to this Agreement (the "TRANSFER TAXES"). Seller or Parent and, to the extent required, with the assistance of Purchaser shall prepare and file all necessary documentation and Tax Returns with respect to such Transfer Taxes.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

        If to Purchaser or FUN, to:

        FUN Technologies Inc.
        175 Bloor Street East, South Tower
        Suite 803, Mailbox #41
        Toronto, Ontario  M4W 3R8
        Facsimile:  416-840-0818
        Attn:  General Counsel

        with a copy to:

        Goodmans LLP
        250 Yonge Street, Suite 2400
        Toronto, Ontario M5B 2M6
        Canada
        Facsimile No.:  (416) 979-1234
        Attn:  Avi Greenspoon

        If to Seller, to:

        Fantasy Sports, Inc.
        c/o Silverstar Holdings, Ltd.
        1900 Glades Road
        Suite 435
        Boca Raton, FL 33431
        Facsimile:  (561) 479-0757
        Attention:  Mr. Clive Kabatznik

        If to Parent, to:

        Silverstar Holdings, Ltd.
        1900 Glades Road
        Suite 435
        Boca Raton, FL 33431
        Facsimile:  (561) 479-0757
        Attention:  Mr. Clive Kabatznik

        With a copy to:

        Troutman Sanders LLP
        The Chrysler Building
        405 Lexington Avenue
        New York, NY 10174
        Facsimile:  (212) 704-6288
        Attention:  Henry Rothman, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.1, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10.1, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 10.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         10.2 Arbitration. Except as set forth in Section 3.4, any controversy or Claim arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement shall be determined by arbitration under the Rules of the American Arbitration Association to be held in the Borough of Manhattan, City of New York, New York. The arbitrator shall be jointly selected by Seller, Parent and Purchaser and shall be a person reasonably experienced in matters involving commercial transactions. Purchaser shall give Parent written notice of any arbitration no later than 30 days prior to the commencement of such arbitration, and Parent shall have the right to be present during any such arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding. Unless otherwise agreed to by Seller, Parent and Purchaser, a final decision of the arbitrator may not be appealed to any court of competent jurisdiction. Notwithstanding the foregoing, if a final decision has not been rendered by the arbitrator within six (6) months following the commencement of the arbitration, Seller, Parent and Purchaser shall be free to abandon the arbitration and proceed with other available methods of dispute resolution in accordance with the terms of this Agreement.

         10.3 Entire Agreement. This Agreement and the other documents delivered in connection herewith supersede all prior discussions and agreements between the parties with respect to the subject matter hereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         10.4 Expenses. Seller and Purchaser shall each pay their own respective costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby.

         10.5 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party against whom such waiver is asserted. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

         10.6 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of Purchaser, FUN, Seller and Parent.

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

         10.7 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under ARTICLE VIII.

         10.8 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         10.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in economic and legal effect to such illegal, invalid or unenforceable provision as may be possible.

         10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

         10.11 Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement, and any amendment, waiver or consent pursuant hereto, may be executed by facsimile signature, which signature will have the same force and effect as an original signature.

                            [SIGNATURE PAGE FOLLOWS.]

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Acquisition Agreement has been duly executed and delivered as of the date first above written.

                                   PURCHASER:

                                   FUN TECHNOLOGIES CORPORATION

                                   By:      /s/ James Lanthier
                                            ------------------------------------
                                   Name:    James Lanthier
                                   Its:     Treasurer


                                   FUN:

                                   FUN TECHNOLOGIES INC.

                                   By:      /s/ James Lanthier
                                            ------------------------------------
                                   Name:    James Lanthier
                                   Its:     Chief Executive Officer



                  [Signature Page to Asset Purchase Agreement]

                                   SELLER:

                                   FANTASY SPORTS, INC.

                                   By:     /s/ Clive Kabatznik
                                           -------------------------------------
                                           Clive Kabatznik
                                           President and Chief Executive Officer



                                   PARENT:

                                   SILVERSTAR HOLDINGS, LTD.

                                   By:     /s/ Clive Kabatznik
                                           -------------------------------------
                                           Clive Kabatznik
                                           President and Chief Executive Officer



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